UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 44th Floor New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2025, StepStone Private Credit Fund LLC (the “Company”) entered into a Master Note Purchase Agreement (the “2025 Note Purchase Agreement”) governing the issuance of $75,000,000 in aggregate principal amount of its 5.94% Series 2025 Senior Notes, Tranche A, due December 17, 2028 (the “Tranche A Notes due 2028”), $75,000,000 in aggregate principal amount of its 5.94% Series 2025 Senior Notes, Tranche B, due March 17, 2029 (the “Tranche B Notes due 2029”), $75,000,000 in aggregate principal amount of its 6.32% Series 2025 Senior Notes, Tranche C, due December 17, 2030 (the “Tranche C Notes due 2030”), and $75,000,000 in aggregate principal amount of its 6.32% Series 2025 Senior Notes, Tranche D, due March 17, 2031 (the “Tranche D Notes due 2031” and, together with the Tranche A Notes due 2028, Tranche B Notes due 2029 and Tranche C Notes due 2030, the “Notes”) to qualified institutional investors in a private placement. The Tranche A Notes due 2028 and Tranche C Notes due 2030 were delivered and paid for on December 17, 2025, and the Tranche B Notes due 2029 and Tranche D Notes due 2031 are expected to be delivered and paid for on March 17, 2026, subject to certain customary closing conditions.

Interest on the Notes will be due semiannually. These interest rates are subject to increase (up to a maximum increase of 2.00% above the stated rate for the Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating and/or the Company’s minimum secured debt ratio exceeds certain thresholds.

The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. The Company intends to use the net proceeds from the offering of Notes for its general corporate purposes, including to make investments, repay existing debt and make distributions permitted by the 2025 Note Purchase Agreement.

The 2025 Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants, such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, a minimum consolidated net worth test and a minimum asset coverage ratio. The 2025 Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or subsidiary guarantors, certain judgments and orders, and certain events of bankruptcy.

In addition, the Company is obligated to offer to repay the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest if certain change in control events occur.

The Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

In connection with the Notes, the Company has entered into interest rate swaps with respect to the Notes to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement entered with respect to the Tranche A Notes due 2028, the Company receives a fixed interest rate of 5.94% and pays a floating interest rate of three-month term SOFR + 2.525% on a notional amount of $75 million. Under the interest rate swap agreement entered with respect to the Tranche B Notes due 2029, the Company receives a fixed interest rate of 5.94% and pays a floating interest rate of three-month term SOFR + 2.542% on a notional amount of $75 million. Under the interest rate swap agreement entered with respect to the Tranche C Notes due 2030, the Company receives a fixed interest rate of 6.32% and pays a floating interest rate of three-month term SOFR + 2.7955% on a notional amount of $75 million. Under the interest rate swap agreement entered with respect to the Tranche D Notes due 2031, the Company receives a fixed interest rate of 6.32% and pays a floating interest rate of three-month term SOFR + 2.7925% on a notional amount of $75 million. The first interest rate payments from the Company under the interest rate swaps with respect to the Tranche A Notes due 2028 and the Tranche C Notes due 2030 are due on March 17, 2026, and first interest rate payments from the Company under the interest rate swaps with respect to the Tranche B Notes due 2029 and the Tranche D Notes due 2031 are due on June 17, 2026. The Company designated the interest rate swaps as the hedging instruments in a qualifying hedge accounting relationship.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the 2025 Note Purchase Agreement and is qualified in its entirety by reference to the copy of the 2025 Note Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Master Note Purchase Agreement, dated as of December 17, 2025, by and between StepStone Private Credit Fund LLC and each of the Purchasers party thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2025

StepStone Private Credit Fund LLC

	By:	/s/ Joseph Cambareri
	Name:	Joseph Cambareri
	Title:	Chief Financial Officer